Exhibit 31.1

Certification of the
Company’s Principal Executive Officer and Chief Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
and Securities and Exchange Commission Release 34-46427

I, Wayne D. Cockburn, certify that:

1           I have reviewed this Amendment No.1 to the Registrant’s Annual Report on Form 10-K (“Amendment No. 1”) for the fiscal year ended December 31, 2008 of Impact Medical Solutions, Inc., a Delaware corporation (the “Company”);

2.           Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3.           Based on my knowledge, the financial statements, and other financial information included in this Amendment No. 1, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods present in this Annual Report;

4.           The Company’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for Company and have:

(a)           Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Amendment No. 1 is being prepared;

(b)           Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

(c)           Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this Amendment No. 1 our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Annual Report based on such evaluation; and

(d)           Disclosed in this Amendment No. 1 any change in the Company’s internal control over financing reporting that occurred during the Company’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an Annual Report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.           The Company’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

(a)           All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonable likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)           Any fraud, whether or not material, that involved management or other employees who have a significant role in the Company’s internal control over financial reporting.

Dated: May 7, 2009	/s/ Wayne D. Cockburn
Wayne D. Cockburn
President, Chief Executive Officer,
Secretary, Treasurer and Interim Chief
Financial Officer and a Member of the Board of Directors
(Principal Executive Officer and Principal Financial and Accounting Officer)